                                                                     EXHIBIT 4.1


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                          REGISTRATION RIGHTS AGREEMENT



                            LIMITED PARTNER INTERESTS


                                       OF


                         HERITAGE PROPANE PARTNERS, L.P.


                           DATED AS OF AUGUST 10, 2000


                                 BY AND BETWEEN



                         HERITAGE PROPANE PARTNERS, L.P.


                                       AND


                        THE PERSONS LISTED AS HOLDERS ON

                           THE SIGNATURE PAGES HERETO

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                                                   REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS


ARTICLE 1 CONDITION PRECEDENT TO SUBSCRIPTION AGREEMENT...........................................................2


ARTICLE 2 DEFINITIONS.............................................................................................2

   2.1   Definitions..............................................................................................2

ARTICLE 3 REGISTRATION RIGHTS.....................................................................................4

   3.1   Demand Registrations.....................................................................................4
   3.2   Piggyback Registrations..................................................................................7
   3.3   Holdback Agreements......................................................................................9
   3.4   Issuer Reports..........................................................................................12
   3.5   Information to be Furnished by the Holders..............................................................12
   3.6   Suspension of Offering Pending Prospectus Supplement or Amendment.......................................12
   3.7   Registration Expenses...................................................................................12
   3.8   Underwritten Offerings..................................................................................13
   3.9   Indemnification.........................................................................................13

ARTICLE 4 EFFECTIVE TIME AND TERM OF THIS AGREEMENT..............................................................16


ARTICLE 5 MISCELLANEOUS..........................................................................................17

   5.1   Specific Enforcement....................................................................................17
   5.2   Severability............................................................................................17
   5.3   Amendments..............................................................................................17
   5.4   Descriptive Headings....................................................................................17
   5.5   Counterparts............................................................................................17
   5.6   Notices.................................................................................................17
   5.7   Governing Law...........................................................................................20
   5.8   Successors and Assigns..................................................................................20



                                        i
                                                   REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of August 10, 2000, by and between Heritage Propane Partners, L.P., a Delaware limited partnership (the "Issuer"), and each of the Persons listed as Holders on the signature pages hereto (individually, a "Holder" and collectively, the "Holders").

                                    RECITALS

         WHEREAS, prior to the execution of this Agreement, the Holders were the owners of the capital stock of Heritage Holdings, Inc., a Delaware corporation and the general partner of the Issuer ("HHI"); and

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of June 15, 2000, among U.S. Propane, L.P., a Delaware limited partnership (the "Partnership"), the Holders and FHS Investments, L.L.C., a Nevada limited liability company ("FHS"), the Partnership purchased the capital stock of HHI from the Holders and its other owners for a total purchase price of $120 million in cash; and

         WHEREAS, as a condition to the foregoing purchase of the capital stock of HHI by the Partnership, the Partnership required that the Holders agree to apply a total of $50,202,903 of the cash proceeds from the sale of HHI capital stock to purchase Class B subordinated limited partner interests (the "Class B Subordinated Units") and common limited partner interests (the "Common Units," and together with the Class B Subordinated Units, the "Units") from the Issuer, which investment is to be made pursuant to that certain Subscription Agreement, dated as of June 15, 2000, among the Issuer and the Holders (the "Subscription Agreement"); and

         WHEREAS, the purchase of Units from the Issuer pursuant to the Subscription Agreement will be effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended; and

         WHEREAS, in order to induce the Holders to so purchase Units pursuant to the Subscription Agreement, the Holders have required that the Issuer grant them the registration rights set forth herein;

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agree as follows:



                                                   REGISTRATION RIGHTS AGREEMENT

                                    ARTICLE 1
                  CONDITION PRECEDENT TO SUBSCRIPTION AGREEMENT

         The execution and delivery of this Agreement is a condition to the obligations of each of the Holders to consummate the transactions contemplated by the Subscription Agreement. This Agreement supercedes any prior agreement between the Holder and any other Person regarding the registration of the sale of securities of the Partnership.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         "Agreement" is defined in the introductory paragraph to this Agreement.

         "Amendment No. 1" means Amendment No. 1 to the Partnership Agreement.

         "Bertelsmeyer" means James E. Bertelsmeyer and Donna C. Bertelsmeyer, as Tenants by the Entireties.

         "Blue Sky Filing" is defined in Section 3.9(a) of this Agreement.

         "Business Day" means a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

         "Class B Subordinated Units" is defined in the Recitals of this Agreement.

         "Closing Date" means the Closing Date, as defined in the Subscription Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Units" is defined in the Recitals of this Agreement.

         "Effective Time" is defined in Article IV of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "FHS" is defined in the Recitals of this Agreement.

         "General Partner" means the Person serving as the general partner of the Issuer at the time the determination is made.



                                                   REGISTRATION RIGHTS AGREEMENT

         "HHI" is defined in the Recitals of this Agreement.

         "Issuer" is defined in the introductory paragraph to this Agreement.

         "Officer's Certificate" is defined in Section 3.1(g) of this Agreement.

         "Outstanding" means, with respect to Units of any class, all Units of such class that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

         "Partnership" is defined in the second paragraph of this Agreement.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Issuer, as amended by Amendment No. 1, and as same may be further amended from time to time pursuant to the terms thereof.

         "Permitted Interruption" is defined in Section 3.1(g) of this Agreement.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Piggyback Registration" is defined in Section 3.2 of this Agreement.

         "Registrable Units" means any Units that may be transferred free from the restrictions on transfer applicable thereto, which restrictions are referred to in Annex II to the Subscription Agreement, and (ii) any Units issued or issuable with respect to the Units referred to in clause (i) above by way of a Unit distribution or Unit split or in connection with a combination of Units, recapitalization, merger, consolidation or other reorganization, to the extent such Units may then be transferred free from the restrictions on transfer applicable thereto, which restrictions are referred to in Annex II to the Subscription Agreement. As to any particular Registrable Units, such Units shall cease to be Registrable Units upon the earliest to occur of the following events: (i) a Registration Statement covering such Units has been declared effective by the Commission and such Units being disposed of in accordance with such effective Registration Statement, (ii) such Units are eligible for sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act without being subject to the volume and manner of sale restrictions contained therein, (iii) such Units have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Issuer or its transfer agent and the subsequent disposition of such securities do not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such Units cease to be Outstanding for purposes of the Partnership Agreement. Common Units or Class B Subordinated Units that are Registrable Units are sometimes referred to herein as "Registrable Common Units" or "Registrable Class B Subordinated Units," as the case may be.



                                                   REGISTRATION RIGHTS AGREEMENT

         "Registration Expenses" is defined in Section 3.7 of this Agreement.

         "Registration Statement" means any registration statement of the Issuer that covers any of the Registrable Units pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

         "Rule 415" means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Subscription Agreement" is defined in the third paragraph of the preamble of this Agreement.

         "Unitholders" means Holders of limited partnership interests in the Issuer.

         "Units" is defined in the third paragraph of the preamble of this Agreement.

                                    ARTICLE 3
                               REGISTRATION RIGHTS

         3.1 DEMAND REGISTRATIONS.

         (a) General. Subject to the restrictions on demand registrations set forth in Section 3.1(g) hereof, upon the written request of Bertelsmeyer that the Issuer effect the registration under the Securities Act, which request may be submitted at any time commencing 90 days after the closing of their purchase of Units pursuant to the Subscription Agreement, of up to one-half of the Registrable Units acquired by Bertelsmeyer pursuant to the Subscription Agreement and specifying the intended method of disposition thereof, the Issuer will give prompt written notice of such request to all other Persons, if any, who have contractual rights to request that any of their shares of Units be piggybacked onto any registration form proposed to be used to register the Registrable Units so requested by Bertelsmeyer, and thereupon the Issuer will, subject to the provisions of this



                                                   REGISTRATION RIGHTS AGREEMENT

Agreement, use its reasonable commercial efforts to include in the registration under the Securities Act the following:

                  (i) the Registrable Units which Bertelsmeyer has requested the Issuer to register; and

                  (ii) all other Units, which Persons having contractual registration rights with respect to such securities have requested in writing that the Issuer register, provided such request is given to the Issuer within 15 days after the receipt of the aforesaid written notice by the Issuer (specifying the intended method of disposition of such Units);

all to the extent requisite to permit the intended disposition of the Registrable Units and other equity securities of the Issuer to be so registered. Any registration requested pursuant to this Section 3.1(a) hereof is referred to herein as "Demand Registration."

         (b) Number of Demand Registrations. Subject to the provisions of
Section 3.1(a) hereof, Bertelsmeyer shall be entitled to request one Demand Registration.

         (c) Registration of Other Securities. Whenever the Issuer shall effect a Demand Registration pursuant to Section 3.1(a) hereof in connection with an underwritten offering by Bertelsmeyer, no securities other than Units shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Issuer in writing that the inclusion of such other securities would not adversely affect such offering or (ii) Bertelsmeyer shall have consented in writing to the inclusion of such other securities.

         (d) Registration Statement Form. A Demand Registration shall be on such appropriate registration form of the Commission (i) as shall be selected by the Issuer and shall be acceptable to Bertelsmeyer and (ii) as shall permit the disposition of such Registrable Units in accordance with the intended method or methods of disposition specified in Bertelsmeyer's request for such registration, which may include a filing subject to Rule 415. The Issuer agrees to include in any such registration statement all information with respect to Bertelsmeyer that, in the opinion of counsel to Bertelsmeyer or counsel to the Issuer, is required to be included.

         (e) Effective Registration Statement. A registration requested pursuant to Section 3.1(a) hereof shall not be deemed to have been effected and will not be considered the one Demand Registration which may be requested pursuant to this Agreement if (i) a registration statement with respect thereto has not become effective or if the request for the Demand Registration is withdrawn prior to effectiveness, (ii) after it has become effective, it does not remain effective for a period of at least 90 days (unless the Registrable Units registered thereunder have been sold or disposed of prior to the expiration of such 90-day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and has not thereafter become effective, (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of the Stockholder to satisfy or perform a condition to



                                                   REGISTRATION RIGHTS AGREEMENT
such closing or (iv) Bertelsmeyer is not able to register all of the Registrable Units requested to be included in such Demand Registration. In any event, the Issuer shall pay all Registration Expenses (as defined below) in connection with any such registration initiated but not so effected.

         (f) Priority on Demand Registrations. If the managing underwriters of a requested Demand Registration advise the Issuer in writing that in their opinion the number of Registrable Units proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the Issuer shall include in such registration only the number of Registrable Units which in the opinion of such underwriters can be sold. If the number of Registrable Units which can be sold in a Demand Registration exceeds the number of shares of Registrable Units requested to be sold, the Issuer shall advise Bertelsmeyer of the underwriters' advice and if Bertelsmeyer elects to proceed with the offering, the Issuer shall include in such Demand Registration (i) first, the Registrable Units requested to be included therein by Bertelsmeyer, and (ii) second, other securities requested to be included in such registration.

         (g) Restrictions on Demand Registrations. The Issuer shall not be obligated to effect any Demand Registration (i) with respect to any Registrable Class B Subordinated Units unless and until Bertelsmeyer has requested in writing that the Issuer effect the registration of all of their Registrable Common Units (which request can be simultaneous with the requested registration of their Registrable Class B Subordinated Units) or (ii) within three months after the effective date of a previous registration under which any of the Holders exercised piggyback rights pursuant to Section 3.2 hereof. The Issuer may postpone (such postponement is referred to herein as a "Permitted Interruption") for a reasonable period of time (not to exceed 120 days) the filing or the effectiveness of a registration statement for a Demand Registration if, at the time it receives a request for such registration (i) the Issuer is engaged in any active program for repurchase of Units and furnishes a certificate executed by an officer of the Issuer (an "Officer's Certificate") to that effect, (ii) the Issuer is conducting or about to conduct an offering of Units and the Issuer is advised by the investment banker engaged by the Issuer to conduct the offering that such offering would be affected adversely by the registration so demanded and the Issuer furnishes an Officer's Certificate to that effect, or (iii) the General Partner shall determine in good faith that such offering will interfere with a pending or contemplated financing, merger, acquisition, sale of assets, recapitalization or other similar corporate action of the Issuer and the Issuer furnishes an Officer's Certificate to that effect. After such Permitted Interruption, the Issuer shall effect such registration as promptly as practicable without further request from Bertelsmeyer unless such request has been withdrawn.

         (h) Selection of Underwriters. Bertelsmeyer shall have the right to select such investment banker(s) and manager(s) as shall be reasonably acceptable to the Issuer to administer the offering of the Registrable Units for which a Demand Registration is requested. Bertelsmeyer shall, in their sole discretion, negotiate the terms of the underwriters' fees and expenses, the underwriting discount and commission and the transfer taxes.

         (i) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, if at any time Bertelsmeyer requests a Demand Registration pursuant to Section



                                                   REGISTRATION RIGHTS AGREEMENT

3.1(a) hereof, the Issuer may elect to effect an underwritten primary registration on behalf of the Issuer if the General Partner believes that such primary registration would be in the best interests of the Issuer or if the managing underwriters for the requested Demand Registration advise the Issuer in writing that in their opinion in order to sell the Registrable Units that Bertelsmeyer has requested to be sold the Issuer should include its own securities. Promptly after receiving a request for a Demand Registration, the Issuer shall notify the General Partner (and the General Partner shall consider the issue within 20 days after receiving such request), and the Issuer shall meet with the managing underwriter and shall decide whether or not to effect an underwritten primary registration on behalf of the Issuer, and failure to convene such a meeting and make such determination within such 20-day period shall constitute a waiver by the Issuer of its right to preempt a Demand Registration under this Section 3.1(i). If the Issuer elects to effect a primary registration after receiving a request to effect a Demand Registration, the Issuer shall give prompt written notice (and in any event within 25 days after receiving a request for a Demand Registration) to Bertelsmeyer of its intention to effect such a registration and shall afford Bertelsmeyer rights to Piggyback Registrations contained in Section 3.2 hereof. If the Issuer elects to effect a primary registration after receiving a request to effect a Demand Registration, such registration shall not count as the Demand Registration of Bertelsmeyer permitted under Section 3.1(b) hereof.

         3.2 PIGGYBACK REGISTRATIONS.

         (a) General. Whenever the Issuer proposes to register any Common Units for sale under the Securities Act (other than registrations for Common Units to be issued in connection with any employee benefit plan or a merger, consolidation or other business combination registered on Form S-4 or Form S-8 (or any successor form thereto)) and the registration form to be used may be used for the registration of Registrable Units (a "Piggyback Registration"), at any time commencing 90 days after the closing of the purchase of Class B Subordinated Units by the Holders pursuant to the Subscription Agreement, the Issuer shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other registration rights) to the Holders of its intention to effect such a registration and shall use its reasonable commercial efforts to include in such registration all of the Registrable Units with respect to which the Issuer receives from the Holders a written request for inclusion therein within 10 days after the Holders' receipt of the Issuer's notice (5 days if the Issuer gives telephonic notice to the Holders, with written confirmation to follow promptly thereafter, stating that
(i) such registration will be on Form S-3 (or any successor form) and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the number of the Registrable Units proposed to be disposed of by such Holder and the intended method of disposition thereof. If the Issuer elects, prior to effectiveness, not to proceed with a primary registration of its Common Stock, it shall not be obligated to register any Registrable Units, unless such primary registration was initiated as provided in
Section 3.1(i) hereof after the Issuer received a request for demand registration.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Issuer and the managing underwriter(s) of such offering advise the Issuer in writing that in their opinion the number of securities requested to be included in such



                                                   REGISTRATION RIGHTS AGREEMENT
registration exceeds the number which can reasonably be sold in such offering, then the Issuer shall include in such registration (i) first, the securities that the Issuer proposes to sell, (ii) second, Registrable Units requested to be included therein by any of the Holders pursuant to this Agreement, and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises the Issuer in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Issuer shall include in the registration the securities that the Issuer proposes to sell and such additional securities that
(i) first, the General Partner had originally requested to be included in the registration pursuant to Section 7.13 of the Partnership Agreement, (ii) second, the Holders had originally requested be included in the registration (with any reduction that may be necessary in view of the underwriters' advice to be pro rata based on the number of Registrable Units for which each Holder has so requested registration) and (iii) third, others had originally proposed to include in the registration.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Issuer's securities other than the Holders and the managing underwriter(s) of such offering advise the Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, then the Issuer shall include in such registration (i) first, if such registration is being made on behalf of other stockholders of the Issuer exercising demand registration rights, then the securities so requested to be included therein in accordance with such demand registration rights, (ii) second, the Registrable Units requested to be included in such registration by the Holders and (iii) third, other securities requested to be included in such registration. If the managing underwriter of such offering subsequently advises the Issuer in writing that the number of securities which can be sold exceeds the number of securities included in the offering, the Issuer shall include in the registration such additional securities that (i) first, the Holders had originally requested be included in the registration (with any reduction that may be necessary in view of the underwriters' advice to be pro rata based on the number of Registrable Units for which each Holder has so requested registration) and (ii) second, others had originally proposed to include in the registration.

         (d) Other Registrations. If (i) the Issuer has previously filed a registration statement with respect to any of the Registrable Units pursuant to Sections 3.1(a) or 3.2(b) hereof and (ii) such previous registration has not been withdrawn or abandoned, the Issuer shall not file or cause to be effective any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

         (e) Piggyback Not A Demand Registration. If Bertelsmeyer's participation in a registration is pursuant to a Piggyback Registration in connection with (i) an underwritten primary registration on behalf of the Issuer as described in Sections 3.1(i) or 3.2(b) hereof, or (ii) an underwritten secondary registration on behalf of holders of the Issuer's securities other than Bertelsmeyer as described in Section 3.2(c) hereof, then such participation by Bertelsmeyer shall not



                                                   REGISTRATION RIGHTS AGREEMENT
constitute a Demand Registration for purposes of determining the number of Demand Registrations Bertelsmeyer is entitled to pursuant to Section 3.1(b) hereof.

         3.3 HOLDBACK AGREEMENTS.

         (a) General. Each of the Holders agrees not to effect any public sale or distribution of equity securities of the Issuer, or any securities convertible into or exchangeable or exercisable for equity securities of the Issuer, including, without limitation, sales pursuant to Rule 144 (or any similar rule then in effect), during the 10 days prior to and the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Units or securities of the Issuer convertible into or exchangeable for Common Units are included (except as part of such underwritten registration) unless the underwriters managing the registered public offering otherwise agree.

         (b) Agreement by the Issuer. The Issuer agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which shares of Registrable Units are included unless the underwriters managing the registered public offering otherwise agree.

         (c) Registration Procedures. Whenever a Holder requests registration pursuant to this Agreement, the Issuer shall use its reasonable commercial efforts to effect the registration and the sale of such shares of Registrable Units for which registration is requested in accordance with the intended method of disposition thereof, and pursuant thereto the Issuer shall as expeditiously as possible:

                  (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable commercial efforts to cause such registration statement to become effective as soon thereafter as possible;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days after such registration statement is declared effective, provided that the Issuer shall have no obligation pursuant to this Agreement to maintain the effectiveness of such registration statement after the sale of the securities registered thereunder, and shall comply with the provisions of the Securities Act with respect to the disposition of all securities owned by the Holder that are covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder;

                  (iii) furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may request in order to facilitate the disposition of the shares of Registrable Units owned by such Holder;

                  (iv) use its reasonable commercial efforts to register or qualify such shares of Registrable Units under such other securities or Blue Sky Laws of such jurisdictions as such Holder reasonably requests (provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this sub-clause (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in such jurisdiction);

                  (v) provide a transfer agent and registrar for all such Registrable Units no later than the effective date of such registration statement;

                  (vi) obtain a "cold comfort" letter from the Issuer's independent public accountants in customary form, covering such matters of the type customarily covered by "cold comfort" letters delivered to underwriters; and obtain an opinion of counsel for the Issuer in customary form, covering such matters of the type customarily covered in opinions of legal counsel delivered to underwriters;

                  (vii) if underwriters are engaged in connection with any registration referred to in this Agreement, the Issuer shall provide indemnification, representations, covenants, opinions, and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriter;

                  (viii) notify such Holder and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of any of the registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which such statements are made, and (F) of the Issuer's reasonable determination that a post-effective amendment to a registration statement would be required;

                  (ix) notify such Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a



                                                   REGISTRATION RIGHTS AGREEMENT
         material fact or omits any fact necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made, and, at the request of such Holder, the Issuer shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares such amended or supplemented prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (x) if requested by the managing underwriters or such Holder, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and such Holder agree should be included therein relating to the sale and distribution of Registrable Units, including, without limitation, information with respect to the number of Registrable Units being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Units to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by such Holder or any underwriter of such shares;

                  (xi) furnish to such Holder and each managing underwriter, without charge, such signed copies of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) as such Holder or managing underwriter may reasonably request;

                  (xii) cooperate with such Holder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing shares to be sold and not bearing any restrictive legends unless required by applicable law; and enable such shares to be in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale of shares to the underwriters;

                  (xiii) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as such Holder or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Units; and

                  (xiv) make available for inspection by such Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Issuer, and cause the Issuer's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.



                                                   REGISTRATION RIGHTS AGREEMENT

         3.4 ISSUER REPORTS. The Issuer shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act and the General Rules and Regulations promulgated by the Commission thereunder, and take such further reasonable action as may be necessary or appropriate for the Issuer to use Form S-2 or S-3 (or any similar registration form hereafter adopted by the Commission) to register the Registrable Units for sale thereon.

         3.5 INFORMATION TO BE FURNISHED BY THE HOLDERS. In connection with any registration of Registrable Units hereunder, the Issuer may require the Holder(s) whose securities are being registered to furnish the Issuer with such information regarding such Holder and the distribution of such Registrable Units as the Issuer may from time to time reasonably request in writing in order to comply with the Securities Act. Each such Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished to the Issuer or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains untrue statements of a material fact regarding such Holder or the distribution of such Registrable Units or omits to state any material fact regarding such Holder or the distribution of such Registrable Units or omits to state any material fact regarding such Holder or the distribution of such Registrable Units required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and to promptly furnish to the Issuer any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Units, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

         3.6 SUSPENSION OF OFFERING PENDING PROSPECTUS SUPPLEMENT OR AMENDMENT. Each of the Holders agrees that, upon receipt of any notice from the Issuer of the occurrence of any event of the kind described in Section 3.3(c)(viii)(B),
(C), (D), (E) or (F) hereof, such Holder will forthwith discontinue disposition of the Registrable Units covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Issuer that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Issuer, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering the Registrable Units current at the time of receipt of such notice.

         3.7 REGISTRATION EXPENSES.

         (a) General. All expenses incident to the Issuer's performance and execution of Demand Registrations or Piggyback Registrations, and the Issuer's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky Laws, expenses and fees for listing the securities on the appropriate securities exchanges, all internal expenses, the expense of any annual audit or quarterly review, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Issuer and all independent certified public accountants (including the expenses of any special



                                                   REGISTRATION RIGHTS AGREEMENT
audit and "cold comfort" letters required by or incident to such performance), and fees and costs of underwriters (excluding discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Units) and other Persons retained by the Issuer (all such expenses being herein called "Registration Expenses"), shall be borne by the Issuer.

         (b) Payment for Holder Counsel Fees. In connection with any Demand, Registration or Piggyback Registration, each of the Holders will be responsible for the fees and disbursements of any law firm or law firms chosen by such Holders to represent them.

         (c) Payment of Expenses by the Holders. Each of the Holders agrees to pay the underwriters' fees and expenses, the underwriters' discounts and commissions and the commissions and fees, if any, payable in respect of selling brokers, dealer managers or similar securities industry professionals, and transfer taxes allocable to the registration of such Holder's securities so included in any Demand Registration or Piggyback Registration pursuant to this Agreement.

         3.8 UNDERWRITTEN OFFERINGS.

         (a) Underwriting Agreement. In any offering by a Holder pursuant to a registration requested under Section 3.1(a) or 3.2(a) hereof, the Issuer shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to such Holder and the underwriters and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and consistent with that provided in Section 3.9 hereof) as are customarily included by an issuer in underwriting agreements with respect to primary distributions. Each of the Holders whose Registrable Units are included in any registration shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder.

         (b) Condition to Participation and Qualifications to Obligations Under Registration Covenants. The obligations of the Issuer to use its reasonable commercial efforts to cause the Registrable Units to be registered under the Securities Act are subject to each of the conditions that none of the Holders may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell the Registrable Units on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         3.9 INDEMNIFICATION.

         (a) By the Issuer. In the event of any registration of any Registrable Units under the Securities Act, the Issuer will, and hereby does, indemnify and hold harmless, to the fullest extent



                                                   REGISTRATION RIGHTS AGREEMENT
permitted by law, each Holder whose Registrable Units are included therein, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under Blue Sky or other securities laws or jurisdictions in which the Registrable Units are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Issuer has previously furnished copies thereof to each of such Holders and the underwriters), or contained in the final prospectus (as amended or supplemented if the Issuer shall have filed with the Commission, and furnished to such Holders and the underwriters of such offering copies thereof, prior to the written confirmation of any sale to the Person asserting liability, any amendment thereof or supplement thereto) if used within the period during which the Issuer is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not
(i) apply to such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Issuer by any of the Holders or such underwriter specifically for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any underwriter or any Person controlling such underwriter, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Units to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.



                                                   REGISTRATION RIGHTS AGREEMENT

         (b) By the Holders. The Issuer may require, as a condition to including any Registrable Units in any registration statement filed pursuant to Sections
3.1 or 3.2 hereof, that the Issuer shall have received an undertaking satisfactory to it from each of the Holders whose Registrable Units are to be included therein, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.9(a) hereof) the Issuer, its General Partner, each director of the General Partner, each officer of the General Partner and each other Person, if any, who controls the Issuer within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Issuer by such Holder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Issuer or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 3.9(a) or 3.9(b) hereof, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 3.9(a) or 3.9(b) hereof, as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party



                                                   REGISTRATION RIGHTS AGREEMENT
fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Contribution. If the indemnification provided for in or pursuant to Sections 3.9(a) or 3.9(b) hereof is due in accordance with the terms thereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement, or omission.

                                    ARTICLE 4
                    EFFECTIVE TIME AND TERM OF THIS AGREEMENT

         This Agreement will be effective for all purposes as of the closing of the transactions effected pursuant to the Subscription Agreement (the "Effective Time") and will continue in full force and effect until the first to occur of
(i) the fifth anniversary of the Effective Time and (ii) the date that all of the Holders shall have sold or otherwise disposed of all right, title and interest in their Registrable Units in compliance with applicable law and the applicable terms and provisions of this Agreement and the Subscription Agreement. This Agreement will terminate and be of no further force or effect upon any termination of the Subscription Agreement.



                                                   REGISTRATION RIGHTS AGREEMENT

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 SPECIFIC ENFORCEMENT. Each party acknowledges and agrees that the other party could be irreparably damaged in the event any of the provisions of this Agreement were not performed by the party required to perform the same in accordance with their specific terms or were otherwise breached. Each party accordingly agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction, in addition to any remedy to which a party may be entitled at law or equity.

         5.2 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         5.3 AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the registration of Registrable Units, and may be amended only by an agreement in writing. Notwithstanding the consent requirements set forth in the previous sentence, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Units whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Units may be given by Holders of at least a majority in aggregate number of the Registrable Units being tendered or being sold by such Holders pursuant to such registration statement and, provided, further, that no such modification, amendment or waiver under this sentence may treat any Holder more adversely than any other Holder without such Holder's written consent.

         5.4 DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         5.5 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         5.6 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by facsimile transmission (except for legal process) or sent by registered mail, postage prepaid, to the Parties, at the addresses (or at such other addresses as shall be specified by the Parties by like notice) set forth below:



                                                   REGISTRATION RIGHTS AGREEMENT

         (a) If to the LP:

                  (1)      AGL Resources Inc.
                           P.O. Box 4569
                           Atlanta, GA 30302
                           Attention: General Counsel
                           (404) 584-4000
                           (404) 584-3419 (telefax)

                           with a copy to:

                           Johnathan H. Short
                           Long, Aldridge & Norman LLP
                           One Peachtree Center
                           Atlanta, GA 30308
                           (404) 527-8553
                           (404) 527-4198 (telefax)

                  (2)      Atmos Energy Corporation
                           5430 LBJ Freeway
                           1800 Three Lincoln Centre
                           Dallas, TX 75240
                           Attention: J. Patrick Reddy
                           (972) 934-9227
                           (972) 855-3793 (telefax)

                           with a copy to:

                           Irwin F. Sentilles, III
                           Gibson, Dunn & Crutcher LLP
                           2100 McKinney Avenue, Suite 1100
                           Dallas, TX 75201
                           (214) 698-3100
                           (214) 571-2956 (telefax)

                  (3)      TECO Energy, Inc.
                           702 N. Franklin St.
                           Tampa, FL 33602
                           Attention: General Counsel
                           (813) 221-4942
                           (913) 228-1328 (telefax)



                                                   REGISTRATION RIGHTS AGREEMENT
                           with a copy to:

                           Stanley Keller
                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA 02108
                           (617) 573-0100
                           (617) 227-4420 (telefax)

                  (4)      Piedmont Natural Gas Company, Inc.
                           1915 Rexford Road
                           Charlotte, NC 28211
                           Attention: David J. Dzuricky
                           (704) 364-3120
                           (704) 365-8515 (telefax)

                           with a copy to:

                           Jerry W. Amos
                           Amos, Jeffries & Robinson L.L.P.
                           PMB 317
                           7816 Fairview Road
                           Charlotte, NC  28226
                           (704) 643-1001
                           (704) 556-0824

                  (5)      Andrews & Kurth L.L.P.
                           600 Travis
                           Houston, Texas 77002
                           Attention: G. Michael O'Leary
                           (713) 220-4360
                           (713) 220-4285 (telecopier)

         (b)      If to the Heritage GP Stockholders:

                  James E. Bertelsmeyer
                  968 Spinnaker's Reach Drive
                  Ponte Vedra Beach, Florida 32082
                  918-492-7272
                  918-493-7290 (telecopier)



                                                   REGISTRATION RIGHTS AGREEMENT

                  Michael Krimbill
                  8801 South Yale, Suite 310
                  Tulsa, Oklahoma 74137
                  918-492-7272
                  918-493-7290 (telecopier)

                  with a copy to:

                  Lawrence T. Chambers, Jr.
                  Doerner, Saunders, Daniel & Anderson L.L.P.
                  320 South Boston Avenue, Suite 500
                  Tulsa, Oklahoma 74103
                  918-591-5207
                  918-591-5360 (telecopier)

or to such other address and telex numbers as any part hereto may, from time to time, designate in a written notice given in a like manner. Notice given by facsimile shall be deemed delivered on the day the sender receives facsimile confirmation that such notice was received at the facsimile number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

         5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS OF THE STATE OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         5.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors, trustees and assigns of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such heirs, successor, trustees or assign holds Registrable Units.



                                                   REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the Issuer and each of the Holders have caused this Agreement to be duly executed by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.



                                       THE ISSUER:
                                       HERITAGE PROPANE PARTNERS, L.P.
                                       BY:  HERITAGE HOLDINGS, INC.
                                            ITS GENERAL PARTNER

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: President and Chief Financial
                                                 Officer



                                                   REGISTRATION RIGHTS AGREEMENT

                                       THE HOLDERS:

                                       By:
                                          --------------------------------------
                                          JAMES E. BERTELSMEYER

                                       By:
                                          --------------------------------------
                                          DONNA C. BERTELSMEYER

                                       By:
                                          --------------------------------------
                                          H. MICHAEL KRIMBILL

                                       By:
                                          --------------------------------------
                                          R. C. MILLS

                                       By:
                                          --------------------------------------
                                          G. A. DARR

                                       THE BETH ELISE BERTELSMEYER SNAPP TRUST

                                       By:
                                          --------------------------------------
                                          BETH ELISE BERTELSMEYER SNAPP,
                                            as Co-Trustee

                                       By:
                                          --------------------------------------
                                          AMY RENE BERTELSMEYER WESTBROCK,
                                            as Co-Trustee

                                       THE AMY RENE BERTELSMEYER TRUST

                                       By:
                                          --------------------------------------
                                          AMY RENE BERTELSMEYER WESTBROCK,
                                            as Co-Trustee

                                       By:
                                          --------------------------------------
                                          BETH ELISE BERTELSMEYER SNAPP,
                                            as Co-Trustee


                                       THE JOHN D. CAPPS TRUST

                                       By:
                                          --------------------------------------
                                          ESTELLE A. CAPPS, as Trustee



                                                   REGISTRATION RIGHTS AGREEMENT

                                       By:
                                          --------------------------------------
                                          J. CHARLES SAWYER

                                       By:
                                          --------------------------------------
                                          BILL W. BYRNE

                                       By:
                                          --------------------------------------
                                          ROBERT K. BLACKMAN

                                       By:
                                          --------------------------------------
                                          BYRON JAY COOK

                                       By:
                                          --------------------------------------
                                          BLAINE L. CRONN

                                       By:
                                          --------------------------------------
                                          MARK A. DARR

                                       By:
                                          --------------------------------------
                                          LARRY J. LINDSEY

                                       By:
                                          --------------------------------------
                                          RAY S. PARSONS

                                       By:
                                          --------------------------------------
                                          CHARLES B. PASS

                                       By:
                                          --------------------------------------
                                          KERMIT V. JACOBSEN

                                       By:
                                          --------------------------------------
                                          THOMAS H. ROSE

                                       By:
                                          --------------------------------------
                                          C. H. TIMBERLAKE, III

                                       By:
                                          --------------------------------------
                                          CURTIS L. WEISHAHN

                                       By:
                                          --------------------------------------
                                          WILLIAM V. CODY

                                       By:
                                          --------------------------------------
                                          JAMES C. HAMILTON, II

                                       By:
                                          --------------------------------------
                                          JACK MCKEEHAN



                                                   REGISTRATION RIGHTS AGREEMENT